Exhibit 99.1

Financial News Release

Advanced Energy Reports Fourth Quarter and

Full Year 2022 Results

●	Q4 revenue was $491 million, above the high end of guidance
●	Q4 GAAP EPS from continuing operations was $1.20; Q4 Non-GAAP EPS was $1.70, above the mid-point of guidance
●	2022 revenue was a record $1.85 billion, with each end market up 20% or more
●	2022 GAAP EPS from continuing operations was $5.35; 2022 Non-GAAP EPS was a record $6.49
●	2022 cash flow from continuing operations was $184 million

DENVER, Colo., February 8, 2023 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, today announced financial results for the fourth quarter and year ended December 31, 2022.

“We delivered strong financial results in the fourth quarter, taking advantage of improved component availability and solid manufacturing execution,” said Steve Kelley, president and CEO of Advanced Energy. “For the full year, we achieved record revenue and earnings, thanks to strong demand in all of our markets and improved execution across the company. Although we expect lower revenue in the near-term due to a downturn in the semiconductor equipment market, we anticipate a record level of design-in activity, leveraging our strong pipeline of technology-leading products.”

Quarter Results

Sales were $490.7 million in the fourth quarter of 2022, compared with $516.3 million in the third quarter of 2022 and $396.9 million in the fourth quarter of 2021.

GAAP net income from continuing operations was $45.3 million or $1.20 per diluted share in the quarter, compared with $74.9 million or $1.99 per diluted share in the prior quarter, and $39.7 million or $1.05 per diluted share a year ago.

Non-GAAP net income was $64.2 million or $1.70 per diluted share in the fourth quarter of 2022. This compares with $79.6 million or $2.12 per diluted share in the third quarter of 2022, and $51.5 million or $1.36 per diluted share in the fourth quarter of 2021.

Advanced Energy generated $70.7 million of cash flow from continuing operations during the quarter, repurchased $0.7 million of common stock and paid $3.8 million in a quarterly dividend.

Full Year 2022 Results

2022 revenue was a record $1.85 billion, a 27% increase from $1.46 billion in 2021.

GAAP net income from continuing operations was a record $201.9 million or $5.35 per diluted share in 2022, compared with $134.7 million or $3.51 per diluted share in 2021.

Non-GAAP net income was a record $244.8 million or $6.49 per diluted share in 2022, compared to $183.2 million or $4.78 per diluted share in 2021.

The company generated $183.7 million of operating cash from continuing operations in 2022, repurchased $26.6 million of common stock and paid $15.2 million in dividends. Cash and equivalents including long-term marketable securities at ended the year were $460.9 million.

A reconciliation of GAAP to non-GAAP measures is provided in the tables below.

First Quarter 2023 Guidance

Based on the Company’s current view, beliefs, and assumptions, guidance for the first quarter of 2023 is within the following ranges:

Q1 2023
Revenues	$415 million +/- $20 million
GAAP EPS from continuing operations	$0.76 +/- $0.25
Non-GAAP EPS	$1.10 +/- $0.25

Conference Call

Management will host a conference call today, February 8, 2023, at 4:30 p.m. Eastern Time to discuss the fourth quarter and full year financial results. To participate in the live earnings conference call, please dial 877-407-0890 approximately ten minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1-201-389-0918. A webcast will also be available on our investor web page at ir.advancedenergy.com in the Events & Presentations section. The archived webcast will be available approximately two hours following the end of the live event.

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

For more information, contact:

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as discontinued operations, and non-recurring items such as acquisition-related costs and restructuring expenses. The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. Additionally, we believe that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. To gain a complete picture of all effects on our financial results from any and all events, management does (and investors should) rely upon the GAAP measures as well, as the items excluded from non-GAAP measures may contribute to not accurately reflecting the underlying performance of the company’s continuing operations for the period in which they are incurred. Furthermore, the use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

Forward-Looking Statements

This release and statements we make on the above announced conference call contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," as well as statements that events or circumstances "will" occur or continue, indicate forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) supply chain disruptions and component shortages that may impact our ability to timely manufacture products and deliver to customers; (b) the effects of global macroeconomic conditions upon demand for our products and services, including supply chain cost increases, inflationary pressures, economic downturns, and volatility and cyclicality of the industries we serve; (c) the impact of political and geographical risks, including trade and export regulations, other effects of international disputes, war, terrorism, or geopolitical tensions; (d) managing backlog orders; (e) our ability to develop new products expeditiously and be successful in the design win process; (f) delays in capital spending by end-users in our served markets; (g) the risks and uncertainties related to the integration of acquired companies including SL Power Electronics; (h) the continuing spread of COVID-19 and its potential adverse impact on our operations; (i) our ability to avoid additional costs and lawsuits after the solar inverter wind-down; (j) the accuracy of our assumptions on which our financial statement projections are based; (k) the timing of orders received from customers; (l) our ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (m) unanticipated changes to management’s estimates, reserves or allowances; and (n) changes and adjustments to the tax expense and benefits related to the U.S. tax law changes, any of which could negatively impact our customers’ and our presence, operations, and financial results. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. We assume no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Sales, net	$490,740	$396,930	$516,274	$1,845,422	$1,455,954
Cost of sales	312,926	257,183	325,056	1,169,916	923,632
Gross profit	177,814	139,747	191,218	675,506	532,322
Gross margin %	36.2%	35.2%	37.0%	36.6%	36.6%

Operating expenses:
Research and development	49,637	40,966	49,760	191,020	161,831
Selling, general, and administrative	57,407	48,784	56,716	218,463	191,998
Amortization of intangible assets	7,033	5,556	7,049	26,114	22,060
Restructuring expense	5,636	2,231	121	6,814	4,752
Total operating expenses	119,713	97,537	113,646	442,411	380,641
Operating income	58,101	42,210	77,572	233,095	151,681

Other income (expense), net	(2,701)	704	8,940	8,646	(2,970)
Income from continuing operations, before income taxes	55,400	42,914	86,512	241,741	148,711
Provision for income taxes	10,055	3,187	11,639	39,850	14,004
Income from continuing operations	45,345	39,727	74,873	201,891	134,707
Income (loss) from discontinued operations, net of income taxes	(1,600)	(98)	(697)	(2,215)	73
Net income	43,745	39,629	74,176	199,676	134,780
Income from continuing operations attributable to noncontrolling interest	—	(26)	9	16	44
Net income attributable to Advanced Energy Industries, Inc.	$43,745	$39,655	$74,167	$199,660	$134,736

Basic weighted-average common shares outstanding	37,405	37,672	37,379	37,463	38,143
Diluted weighted-average common shares outstanding	37,683	37,866	37,630	37,721	38,355

Earnings per share attributable to Advanced Energy Industries, Inc:

Continuing operations:
Basic earnings per share	$1.21	$1.06	$2.00	$5.39	$3.53
Diluted earnings per share	$1.20	$1.05	$1.99	$5.35	$3.51

Discontinued operations:
Basic earnings (loss) per share	$(0.04)	$—	$(0.02)	$(0.06)	$—
Diluted earnings (loss) per share	$(0.04)	$—	$(0.02)	$(0.06)	$—

Net income:
Basic earnings per share	$1.17	$1.05	$1.98	$5.33	$3.53
Diluted earnings per share	$1.16	$1.05	$1.97	$5.29	$3.51

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$458,818	$544,372
Accounts and other receivable, net	300,683	237,227
Inventories	376,012	338,410
Other current assets	53,001	42,225
Total current assets	1,188,514	1,162,234

Property and equipment, net	148,462	114,830
Operating lease right-of-use assets	100,177	101,769
Other assets	84,056	66,911
Goodwill and intangible assets, net	470,959	371,596
Total assets	$1,992,168	$1,817,340

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$170,467	$193,708
Other accrued expenses	185,805	140,645
Current portion of long-term debt	20,000	20,000
Current portion of operating lease liabilities	16,771	15,843
Total current liabilities	393,043	370,196

Long-term debt	353,262	372,733
Other long-term liabilities	179,596	202,915
Long-term liabilities	532,858	575,648

Total liabilities	925,901	945,844

Advanced Energy Industries, Inc. stockholders' equity	1,066,267	870,851
Noncontrolling interest	—	645
Total stockholders’ equity	1,066,267	871,496
Total liabilities and stockholders’ equity	$1,992,168	$1,817,340

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$199,676	$134,780
Less: income (loss) from discontinued operations, net of income taxes	(2,215)	73
Income from continuing operations, net of income taxes	201,891	134,707

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	60,296	52,893
Stock-based compensation expense	19,849	15,739
Provision for deferred income taxes	(5,736)	1,326
Discount on notes receivable	—	(638)
(Gain) loss on disposal and sale of assets	(3,962)	1,496
Changes in operating assets and liabilities, net of assets acquired	(88,607)	(64,609)
Net cash from operating activities from continuing operations	183,731	140,914
Net cash from operating activities from discontinued operations	(144)	(669)
Net cash from operating activities	183,587	140,245

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipt of notes receivable	—	3,050
Purchases of property and equipment	(58,885)	(28,817)
Acquisitions, net of cash acquired	(149,387)	(21,535)
Net cash from investing activities	(208,272)	(47,302)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	85,000
Payment of debt-issuance costs	—	(1,350)
Payments on long-term borrowings	(20,000)	(13,750)
Dividend payments	(15,204)	(15,385)
Purchase and retirement of common stock	(26,635)	(78,125)
Net payments related to stock-based awards	(26)	(1,762)
Net cash from financing activities	(61,865)	(25,372)

EFFECT OF CURRENCY TRANSLATION ON CASH	996	(3,567)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(85,554)	64,004
CASH AND CASH EQUIVALENTS, beginning of period	544,372	480,368
CASH AND CASH EQUIVALENTS, end of period	$458,818	$544,372

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in thousands)

Net Sales by Market	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Semiconductor Equipment	$232,455	$179,346	$266,600	$930,809	$710,174
Industrial and Medical	119,327	98,764	119,587	426,763	341,176
Data Center Computing	94,525	80,081	87,542	327,466	270,924
Telecom and Networking	44,433	38,739	42,545	160,384	133,680
Total	$490,740	$396,930	$516,274	$1,845,422	$1,455,954

Net Sales by Geographic Region	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
North America	$230,461	$178,200	$238,115	$857,490	$665,479
Asia	197,368	163,598	215,401	754,997	597,830
Europe	61,146	49,305	61,456	219,119	179,056
Other	1,765	5,827	1,302	13,816	13,589
Total	$490,740	$396,930	$516,274	$1,845,422	$1,455,954

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Gross profit from continuing operations, as reported	$177,814	$139,747	$191,218	$675,506	$532,322
Adjustments to gross profit:
Stock-based compensation	391	(19)	454	1,478	764
Facility expansion, relocation costs and other	1,162	997	1,662	5,295	6,189
Acquisition-related costs	73	234	66	(299)	3,585
Non-GAAP gross profit	179,440	140,959	193,400	681,980	542,860
Non-GAAP gross margin	36.6%	35.5%	37.5%	37.0%	37.3%

Operating expenses from continuing operations, as reported	119,713	97,537	113,646	442,411	380,641
Adjustments:
Amortization of intangible assets	(7,033)	(5,556)	(7,049)	(26,114)	(22,060)
Stock-based compensation	(4,450)	(2,939)	(5,568)	(18,371)	(14,975)
Acquisition-related costs	(1,660)	(679)	(1,150)	(8,637)	(6,803)
Facility expansion, relocation costs and other	—	(17)	—	—	(229)
Restructuring charges	(5,636)	(2,231)	(121)	(6,814)	(4,752)
Non-GAAP operating expenses	100,934	86,115	99,758	382,475	331,822
Non-GAAP operating income	$78,506	$54,844	$93,642	$299,505	$211,038
Non-GAAP operating margin	16.0%	13.8%	18.1%	16.2%	14.5%

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Income from continuing operations, less non-controlling interest, net of income taxes	$45,345	$39,753	$74,864	$201,875	$134,663
Adjustments:
Amortization of intangible assets	7,033	5,556	7,049	26,114	22,060
Acquisition-related costs	1,733	913	1,216	8,338	10,388
Facility expansion, relocation costs, and other	1,162	1,014	1,662	5,295	6,418
Restructuring charges	5,636	2,231	121	6,814	4,752
Unrealized foreign currency (gain) loss	5,378	(134)	(6,169)	(7,645)	(3,543)
Acquisition-related costs and other included in other (income) expense, net	(3,817)	(3,093)	(4,685)	(8,417)	(2,186)
Tax effect of non-GAAP adjustments	(2,042)	3,017	855	(3,008)	(1,346)
Non-GAAP income, net of income taxes, excluding stock-based compensation	60,428	49,257	74,913	229,366	171,206
Stock-based compensation, net of taxes	3,776	2,233	4,697	15,444	12,042
Non-GAAP income, net of income taxes	$64,204	$51,490	$79,610	$244,810	$183,248

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

Reconciliation of non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2022	2021	2022	2022	2021
Diluted earnings per share from continuing operations, as reported	$1.20	$1.05	$1.99	$5.35	$3.51
Add back:
Per share impact of non-GAAP adjustments, net of tax	0.50	0.31	0.13	1.14	1.27
Non-GAAP earnings per share	$1.70	$1.36	$2.12	$6.49	$4.78

Reconciliation of Q1 2023 Guidance
	Low End	High End

Revenue	$395 million	$435 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$0.51	$1.01
Stock-based compensation	0.17	0.17
Amortization of intangible assets	0.19	0.19
Restructuring and other	0.04	0.04
Tax effects of excluded items	(0.06)	(0.06)
Non-GAAP earnings per share	$0.85	$1.35